EXHIBIT 99(iv)

ZAG HOLDING AG

(A Development Stage Company)

PRO FORMA FINANCIAL STATEMENTS

December 31, 2006 and 2005

INDEX

Page

Introduction	F-2

Balance Sheets	F-3

Statements of Operations	F-4

Notes to Financial Statements	F-5

ZAG HOLDING AG AND SUBSIDIARIES

PROFORMA CONSOLIDATED FINANCIAL STAEMENTS

The following proforma consolidated financial statements reflect the combination of ZAG Holding AG (ZAG) and OpenLimit, Inc. (OpenLimit) for the periods presented. The proforma consolidated financial statements are presented at December 31, 2006 and the year then ended. The proformas reflect the result of the definitive security exchange agreement entered into between ZAG and OpenLimit on June 19, 2007.

The proforma consolidated financial statements have been prepared utilizing the historical financial statements of ZAG and OpenLimit. These proforma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of ZAG and OpenLimit.

The proforma consolidated financial statement of operations assumes that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated.

The proforma consolidated financial statements do not purport to be indicative of the financial positions and results of operations which actually would have been obtained if the combination had occurred on the dates indicated, or the results which may be obtained in the future.

ZAG HOLDING AG AND SUBSIDIARIES (A DEVELOPMENT STAGE ENTERPRISE) CONSOLIDATED PROFORMA BALANCE SHEETS DECEMBER 31, 2006
				Adjustments and	Consolidated
	ZAG	OpenLimit, Inc.		Eliminations	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$99,979	$-		$-	$99,979
Marketable securities	242,048	-		-	242.048
Other current assets	30,205	829		-	31,034
TOTAL CURRENT ASSETS	372,232	829		-	373.061
PROPERTY AND EQUIPMENT, NET	153,363				153,363
OTHER ASSETS
Deposits	42,669	-		-	42,669
Prepaid building costs	538,499	-		-	538,499
Investments	978,523	-		-	978,523
TOTAL OTHER ASSETS	1,559,691	-		-	1,559,691

TOTAL ASSETS	$2,085,286	$829		$-	$2,086,115

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$139,303	$20,120		$-	$159,423
Accrued expenses	590,128	-		-	590,128
Deposits on stock	4,703,429	-		-	4,703,429
Advances from related parties	682,008	-		-	682,008
TOTAL CURRENT LIABILITIES	6,114,868	20,120		-	6,134,988
COMMITMENTS AND CONTINGENCIES	-	-		-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $.01 par value, 50,000,000 shares
authorized, no shares issued and outstanding	-	-		-	-
Common stock, $ 0.01 par value; 200,000,000 shares
authorized, 22,400,000 shares issued and outstanding	491,521	700,000	(a)	(686,000)	224,000
			(b)	(491,521)
			(c)	210,000
Additional paid-in capital	-	10,863,247	(a)	686,000	248,230
			(b)	491,521
			(c)	(11,582,538)
			(d)	(210,000)
Accumulated other comprehensive income (loss)	(139,874)	-		-	(139,874)
Retained earnings prior to development stage	1,602	-		-	1,602
Accumulated deficit during development stage	(4,382,831)	(11,582,538)	(c)	11,582538	(4,382,831)
TOTAL STOCKHOLDERS' DEFICIT	(4,029,582)	(19,291)		-	(4,048,873)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,085,286	$829		$-	$2,086,115

ZAG HOLDING AG AND SUBSIDIARIES (A DEVELOPMENT STAGE ENTERPRISE) CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) DECEMBER 31, 2006

			Adjustments and	Consolidated
	ZAG	OpenLimit, Inc.	Eliminations	Pro Forma

REVENUES	$-	$-	$-	$-

COST OF SALES	-	-	-	-

Gross Profit	-	-	-	-

EXPENSES
Administrative	1,794,557	37,467	-	1,832,024
Salaries and wages	544,190	-	-	544,190
Marketing and sales	125,735	-	-	125,735
Depreciation, amortization, and impairments	57,159	-	-	57,159
Total Expenses	2,521,641	37,467	-	2,559,108

LOSS FROM OPERATIONS	(2,521,641)	(37,467)	-	(2,559,108)

OTHER INCOME (EXPENSE)
Interest expense	(45,748)	-	-	(45,748)
Interest income	-	-	-	-
Gain (loss) on marketable securities	(1,008,324)	-	-	(1,008,324)
Gain of forgiveness of debt	-	43,012	-	43,012
Total Other Income (Expense)	(1,054,072)	43,012	-	(1,011,060)

LOSS BEFORE TAXES	(3,575,713)	5,545	-	(3,570,168)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(3,575,713)	5,545	-	(3,570,168)

OTHER COMPREHENSIVE INCOME (LOSS)	(163,151)	-	-	(163,151)

NET COMPREHENSIVE INCOME (LOSS)	$(3,738,864)	$5,545	$-	$(3,733,319)

BASIC AND DILUTED NET LOSS PER SHARE	$(5.96)	$-		$(0.16)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	600,000	22,400,000		22,400,000

ZAG HOLDING AG

NOTES TO PROFORMA FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1 – SUMMARY OF TRANSACTION

On June 19, 2007, OpenLimit, Inc. (OpenLimit) entered into a securities exchange agreement and plan of exchange with ZAG Holding AG. (ZAG), to acquire 100% ownership of ZAG, in exchange for an aggregate of 21,000,000 post 50:1 reverse split shares of common stock of OpenLimit, whereby ZAG become a wholly-owned subsidiary of OpenLimit.

For purposes of this proforma consolidated balance sheet, the acquisition has been accounted for as a recapitalization using account principles applicable to reverse acquisitions with ZAG (the legal subsidiary) being treated as the accounting parent (acquirer) and OpenLimit (the legal parent) being treated as the accounting subsidiary (acquiree). Under reverse acquisition accounting the value assigned to the common stock of consolidated OpenLimit on Acquisition of ZAG will be equal to the book value of the common stock of ZAG plus the book value of the net assets of OpenLimit as at the date of acquisition, less costs of the transaction.

NOTE 2 – MANAGEMENT’S ASSUMPTIONS

The pro forma balance sheets and statements of operations assume the two companies were consolidated as of January 1, 2006.

All intercompany accounts for assets, liabilities and equity for each company have been eliminated as of December 31, 2006.

NOTE 3 – PROFORMA ADJUSTMENTS

The adjustments to the proforma balance sheet and income statement are as follows:

(a) To account for the 50:1 reverse split of OpenLimit’s common stock.

(b) To close the common stock of ZAG to additional paid in capital upon consolidation.

(c) To close the accumulated deficit of OpenLimit to additional paid in capital upon merger, as ZAG is the ongoing entity.

(d) To record the issuance of 21,000,000 shares of common stock of OpenLimit in a reverse acquisition. OpenLimit had no fair value assigned to its net assets. Therefore, the stock was effectively issued at OpenLimit’s par value of $0.01.